Exhibit 1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k)(1) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree that they are jointly filing this statement on Schedule 13D. Each of them is responsible for the timely filing of such statement and any amendments thereto, and for the completeness and accuracy of the information concerning such person contained therein; but none of them is responsible for the completeness or accuracy of the information concerning the other persons making the filing, unless such person knows or has reason to believe that such information is inaccurate.

IN WITNESS WHEREOF, the undersigned hereby execute this Joint Filing Agreement as of the 4th day of January, 2021.

VEDANTA RESOURCES LIMITED

By:	/s/ Deepak Kumar
Name:	Deepak Kumar
Title:	Company Secretary

VEDANTA RESOURCES HOLDINGS LIMITED

By:	/s/ Deepak Kumar
Name:	Deepak Kumar
Title:	Director

TWIN STAR HOLDINGS LIMITED

By:	/s/ Sevin Chendriah
Name:	Sevin Chendriah
Title:	Director

VOLCAN INVESTMENTS LIMITED

By:	/s/ E. Isaac Collie
Name:	E. Isaac Collie
Title:	Director

ANIL AGARWAL DISCRETIONARY TRUST

By:	/s/ E. Isaac Collie
Name:	E. Isaac Collie
Title:	Director of Trustee

CONCLAVE PTC LIMITED

By:	/s/ E. Isaac Collie
Name:	E. Isaac Collie
Title:	Director

FINSIDER INTERNATIONAL COMPANY LIMITED

By:	/s/ Deepak Kumar
Name:	Deepak Kumar
Title:	Director

WESTGLOBE LIMITED

By:	/s/ Sevin Chendriah
Name:	Sevin Chendriah
Title:	Director

WELTER TRADING LIMITED

By:	/s/ Alexis Tsielepis
Name:	Alexis Tsielepis
Title:	Director

RICHTER HOLDING LIMITED

By:	/s/ Sanjay Pandit
Name:	Sanjay Pandit
Title:	Director

VEDANTA RESOURCES CYPRUS LIMITED

By:	/s/ Sanjay Pandit
Name:	Sanjay Pandit
Title:	Director

VEDANTA RESOURCES FINANCE LIMITED

By:	/s/ Deepak Kumar
Name:	Deepak Kumar
Title:	Director

VEDANTA HOLDINGS MAURITIUS II LIMITED

By:	/s/ Shakill Ahmad Toorabally
Name:	Shakill Ahmad Toorabally
Title:	Director

ANIL AGARWAL

By:	/s/ Anil Agarwal